LETTER AGREEMENT

This letter agreement (the “Agreement”) is entered into by the parties hereto on April 2, 2020. Reference is made to that certain Employment Agreement by and between Hubbell Power Systems, Inc., (the “Company”), a subsidiary of Hubbell Incorporated (“Hubbell”), and Allan Connolly (“Executive”) dated December 22, 2017, as amended by that certain First Amendment thereto dated June 17, 2019 (as amended and in effect, the “Employment Agreement”).
WITNESSETH

WHEREAS, the impact of the COVID-19 novel coronavirus pandemic and related recession have impacted Hubbell financially and operationally; and

WHEREAS, Hubbell’s leadership and Board of Directors have determined that it is in the best interest of Hubbell to reduce the salaries of all members of Hubbell’s CEO Council by twenty-five percent (25%) for the Second Quarter of 2020 (the “COVID Base Salary Reduction”).

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto (as applicable) acknowledge the following:

1.Acknowledgement. By signing below, Executive hereby consents to the COVID Base Salary Reduction, and Executive further acknowledges and agrees that the COVID Base Salary Reduction is not a breach of the terms of the Employment Agreement and that Executive is not entitled to resign for Good Reason (as defined therein) in connection with such COVID Base Salary Reduction.

2.Remainder of Employment Agreement. Other than the foregoing, the remaining terms of the Employment Agreement are hereby ratified and confirmed and shall remain in full force and effect and this Agreement shall be made a part thereof.

3.Counterparts. This Agreement may be executed in counterparts, delivered electronically as a pdf, email, fax, or otherwise.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date set forth above.

HUBBELL POWER SYSTEMS, INC.		EXECUTIVE:

By:	/s/ Katherine A. Lane	/s/ Allan Connolly
	Name: Katherine A. Lane	Allan Connolly
Title: Vice President and Secretary